Exhibit 99.1
FOR IMMEDIATE RELEASE

Contact:	Media Relations	Leila Dillon, 508.661.2264, news@ameresco.com
	Investor Relations	Mark Chiplock, 508.661.2255, ir@ameresco.com
Gary Dvorchak, CFA, The Blue Shirt Group, 323.240.5796,
ir@ameresco.com
Ameresco Reports First Quarter 2019 Financial Results

First Quarter 2019 Financial Highlights:

•	Revenues of $150.1 million

•	Net income attributable to common shareholders of $4.1 million

•	Net income per diluted share of $0.09

•	Adjusted EBITDA of $14.2 million

•	Non-GAAP EPS of $0.02

•	Added 96 MWe of assets in development and placed 7 MWe of assets into operations

FRAMINGHAM, MA - April 30, 2019 - Ameresco, Inc. (NYSE:AMRC), a leading energy efficiency and renewable energy company, today announced financial results for the fiscal quarter ended March 31, 2019. The Company has also furnished supplemental information in conjunction with this press release in a Current Report on Form 8-K. The supplemental information includes non-GAAP financial metrics and has been posted to the “Investor Relations” section of the Company’s website at www.ameresco.com.

Management Commentary
“We are off to a great start in 2019, with solid financial results and tremendous growth in our assets in development pipeline,” said George P. Sakellaris, President and Chief Executive Officer of Ameresco. “Energy assets in development more than doubled year over year, and now represents 267 MWe.  This important growth in asset development is complemented by the expansion of our project backlog, greatly improving our long-term visibility.  Across North America, our regional teams are now highly engaged in both winning projects and developing energy assets.  Growing our visibility toward high margin, recurring revenue deepens our confidence, both in the outlook for this year and over the longer-term.”

Financial Results
(All financial result comparisons made are against the prior year period unless otherwise noted.)

First Quarter 2019

Revenues were $150.1 million, compared to $167.4 million. Operating income was $6.5 million, compared to $8.3 million.

Net income attributable to common shareholders was $4.1 million compared to $7.0 million, and net income per diluted share was $0.09 compared to $0.15. Non-GAAP EPS was $0.02 compared to $0.16.

Net income attributable to common shareholders for prior year included a discrete tax benefit resulting from the extension of energy efficiency deductions available under IRC Section 179D. The benefit was approximately $3.8 million or $0.08 per diluted share.

Adjusted EBITDA, a non-GAAP financial measure, was $14.2 million, compared to $15.8 million.

Additional First Quarter 2019 Operating Highlights:

•	Cash flows used in operating activities were $58.1 million, compared to $37.1 million, and adjusted cash used in operations, a non-GAAP financial measure, was $18.5 million, compared to $0.5 million.

•	Total project backlog was $2.0 billion and consisted of:

•
Fully-contracted backlog of $753.6 million, representing signed customer contracts for installation or construction of projects, which we expect to convert into revenue over the next one to three years, on average; and

•	$1.3 billion of awarded projects, representing projects in development for which we do not have signed contracts.

•	Assets in development were $549.3 million or 267 MWe.

FY 2019 Guidance
Based on year to date performance and expectations for the remainder of 2019, Ameresco is raising the lower end of its 2019 earnings guidance. Ameresco now expects net income per diluted share to be in the range of $0.77 to $0.85 and adjusted EBITDA to be in the range of $95 million to $103 million in 2019. Ameresco reaffirms total revenue to be in the range of $845 million to $885 million. This guidance excludes the impact of any non-controlling interest activity, our restructuring activities, our deconsolidation of a VIE, as well as any related tax impact. Also 2019 guidance does not assume any benefit from IRC Section 179D deductions, which in 2018 provided a benefit of $5.8 million, and has since expired.

Share Repurchase Program

Through the end of the first quarter, the Company repurchased 2,091,040 shares of its Class A common stock for $11.6 million. The Company has approximately $3.4 million of remaining authorization under the share repurchase program it announced in May 2016.

Webcast Reminder
The Company will host a conference call today at 8:30 a.m. ET to discuss results.
The conference call will be available via the following dial in numbers:

•	U.S. Participants: Dial 1-877-359-9508 (Access Code: 4059384)

•	International Participants: Dial 1-224-357-2393 (Access Code: 4059384)
Participants are advised to dial into the call at least ten minutes prior to register.
A live, listen-only webcast of the conference call will also be available over the Internet. Individuals wishing to listen can access the call through the “Investor Relations” section of the Company’s website at www.ameresco.com.
An archived webcast will be available on the Company’s website for one year.

Use of Non-GAAP Financial Measures
This press release and the accompanying tables include references to adjusted EBITDA, non-GAAP EPS, non-GAAP net income and adjusted cash from operations, which are non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses these measures, please see the section following the accompanying tables titled “Exhibit A: Non-GAAP Financial Measures”. For a reconciliation of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosures and Non-GAAP Financial Guidance in the accompanying tables.

About Ameresco, Inc.
Founded in 2000, Ameresco, Inc. (NYSE:AMRC) is a leading independent provider of comprehensive services, energy efficiency, infrastructure upgrades, asset sustainability and renewable energy solutions for businesses and organizations throughout North America and Europe. Ameresco’s sustainability services include upgrades to a facility’s energy infrastructure and the development, construction and operation of renewable energy plants. Ameresco has successfully completed energy saving, environmentally responsible projects with federal, state and local governments, healthcare and educational institutions, housing authorities, and commercial and industrial customers. With its corporate headquarters in Framingham, MA, Ameresco has more than 1,000 employees providing local expertise in the United States, Canada, and the United Kingdom. For more information, visit www.ameresco.com.

Safe Harbor Statement
Any statements in this press release about future expectations, plans and prospects for Ameresco, Inc., including statements about market conditions, pipeline and backlog, as well as estimated future revenues and net income, and other statements containing the words “projects,” “believes,” “anticipates,” “plans,” “expects,” “will” and similar expressions, constitute forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those indicated by such forward-

looking statements as a result of various important factors, including the timing of, and ability to, enter into contracts for awarded projects on the terms proposed; the timing of work we do on projects where we recognize revenue on a percentage of completion basis, including the ability to perform under recently signed contracts without unusual delay; demand for our energy efficiency and renewable energy solutions; our ability to arrange financing for our projects; changes in federal, state and local government policies and programs related to energy efficiency and renewable energy; the ability of customers to cancel or defer contracts included in our backlog; the effects of our recent acquisitions and restructuring activities; seasonality in construction and in demand for our products and services; a customer’s decision to delay our work on, or other risks involved with, a particular project; availability and costs of labor and equipment; the addition of new customers or the loss of existing customers; market price of the Company's stock prevailing from time to time; the nature of other investment opportunities presented to the Company from time to time; the Company's cash flows from operations; and other factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2018, filed with the U.S. Securities and Exchange Commission on March 8, 2019. In addition, the forward-looking statements included in this press release represent our views as of the date of this press release. We anticipate that subsequent events and developments will cause our views to change. However, while we may elect to update these forward-looking statements at some point in the future, we specifically disclaim any obligation to do so. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date of this press release.

AMERESCO, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31,	December 31,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$25,487	$61,397
Restricted cash	14,994	16,880
Accounts receivable, net	81,896	85,985
Accounts receivable retainage, net	14,762	13,516
Costs and estimated earnings in excess of billings	92,264	86,842
Inventory, net	8,930	7,765
Prepaid expenses and other current assets	14,437	11,571
Income tax receivable	1,727	5,296
Project development costs	25,834	21,717
Total current assets	280,331	310,969
Federal ESPC receivable	310,922	293,998
Property and equipment, net	7,073	6,985
Energy assets, net	476,582	459,952
Goodwill	58,835	58,332
Intangible assets, net	2,310	2,004
Operating lease assets	30,350	—
Other assets	32,273	29,394
Total assets	$1,198,676	$1,161,634

LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portions of long-term debt and capital lease liabilities	$55,731	$26,890
Accounts payable	102,432	134,330
Accrued expenses and other current liabilities	28,491	35,947
Current operating lease liabilities	5,082	—
Billings in excess of cost and estimated earnings	25,354	24,363
Income taxes payable	1,196	1,100
Total current liabilities	218,286	222,630
Long-term debt and capital lease liabilities, less current portions and net of deferred financing fees	197,014	219,162
Federal ESPC liabilities	321,954	288,047
Deferred income taxes, net	4,066	4,352
Deferred grant income	6,499	6,637
Long-term portions of operating lease liabilities	27,305	—
Other liabilities	28,474	29,212

Redeemable non-controlling interests	13,341	14,719

Stockholders' equity:
Preferred stock, $0.0001 par value, 5,000,000 shares authorized, no shares issued and outstanding at March 31, 2019 and December 31, 2018	—	—
Class A common stock, $0.0001 par value, 500,000,000 shares authorized, 30,428,466 shares issued and 28,337,426 shares outstanding at March 31, 2019, 30,366,546 shares issued and 28,275,506 shares outstanding at December 31, 2018	3	3
Class B common stock, $0.0001 par value, 144,000,000 shares authorized, 18,000,000 shares issued and outstanding at March 31, 2019 and December 31, 2018	2	2
Additional paid-in capital	125,685	124,651
Retained earnings	274,170	269,806
Accumulated other comprehensive loss, net	(6,485)	(5,949)

	March 31,	December 31,
	2019	2018
Less - treasury stock, at cost, 2,091,040 shares at March 31, 2019 and 1,873,266 shares at December 31, 2018	(11,638)	(11,638)
Total stockholders' equity	381,737	376,875
Total liabilities, redeemable non-controlling interests and stockholders' equity	$1,198,676	$1,161,634

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF INCOME
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
Revenues	$150,112	$167,410
Cost of revenues	117,480	131,937
Gross profit	32,632	35,473
Selling, general and administrative expenses	26,083	27,204
Operating income	6,549	8,269
Other expenses, net	3,421	3,544
Income before provision (benefit) for income taxes	3,128	4,725
Income tax provision (benefit)	257	(2,779)
Net income	2,871	7,504
Net (income) loss attributable to redeemable non-controlling interests	1,276	(516)
Net income attributable to common shareholders	$4,147	$6,988
Net income per share attributable to common shareholders:
Basic	$0.09	$0.15
Diluted	$0.09	$0.15
Weighted average common shares outstanding:
Basic	46,293	45,373
Diluted	47,654	45,994

AMERESCO, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net income	$2,871	$7,504
Adjustments to reconcile net income to cash flows from operating activities:
Depreciation of energy assets	8,407	6,312
Depreciation of property and equipment	619	542
Amortization of deferred financing fees	693	419
Amortization of intangible assets	213	253
Accretion of ARO and contingent consideration	51	—
Provision for bad debts	77	64
Gain on deconsolidation of VIE	(2,160)	—
Net gain from derivatives	(723)	(12)
Stock-based compensation expense	385	355
Deferred income taxes	—	(3,027)
Unrealized foreign exchange (gain) loss	(59)	492
Changes in operating assets and liabilities:
Accounts receivable	4,718	(1,837)
Accounts receivable retainage	(1,201)	(2,453)
Federal ESPC receivable	(26,986)	(37,967)
Inventory, net	(1,165)	(544)
Costs and estimated earnings in excess of billings	(1,027)	30,363
Prepaid expenses and other current assets	(2,939)	(4,578)
Project development costs	(3,688)	(2,325)
Other assets	549	540
Accounts payable, accrued expenses and other current liabilities	(40,975)	(33,309)
Billings in excess of cost and estimated earnings	809	1,190
Other liabilities	(228)	(674)
Income taxes payable	3,666	1,617
Cash flows used in operating activities	(58,093)	(37,075)
Cash flows from investing activities:
Purchases of property and equipment	(1,287)	(1,015)
Purchases of energy assets	(23,334)	(34,161)
Acquisitions, net of cash received	(1,279)	—
Contributions to equity investment	(192)	—
Cash flows from investing activities	(26,092)	(35,176)
Cash flows from financing activities:
Payments of financing fees	—	(575)
Proceeds from exercises of options and ESPP	649	691
Repurchase of common stock	—	(1,771)
Proceeds for senior secured credit facility, net	11,373	17,404
Proceeds from long-term debt financings	—	33,501
Proceeds from Federal ESPC projects	39,598	36,581
Proceeds for energy assets from Federal ESPC	1,732	717
Distributions to redeemable non-controlling interests	(103)	(103)
Payments on long-term debt	(5,716)	(2,322)
Cash flows from financing activities	47,533	84,123
Effect of exchange rate changes on cash	140	(180)
Net (decrease) increase in cash, cash equivalents and restricted cash	(36,512)	11,692
Cash, cash equivalents and restricted cash, beginning of period	97,913	60,105
Cash, cash equivalents and restricted cash, end of period	$61,401	$71,797

Non-GAAP Financial Measures (in thousands)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net income attributable to common shareholders	$4,147	$6,988
Impact from redeemable non-controlling interests	(1,276)	516
Plus: Income tax provision	257	(2,779)
Plus: Other expenses, net	3,421	3,544
Plus: Depreciation and amortization of intangible assets	9,239	7,107
Plus: Stock-based compensation	385	355
Plus: Restructuring and other charges	149	32
Less: Gain on deconsolidation of VIE	(2,160)	—
Adjusted EBITDA	$14,162	$15,763
Adjusted EBITDA margin	9.4%	9.4%

Non-GAAP net income and EPS:
Net income attributable to common shareholders	$4,147	$6,988
Impact from redeemable non-controlling interests	(1,276)	516
Plus: Restructuring and other charges	98	32
Less: Gain on deconsolidation of VIE	(2,160)	—
Less: Income tax effect of non-GAAP adjustments	—	(27)
Non-GAAP net income	$809	$7,509

Diluted net income per common share	$0.09	$0.15
Effect of adjustments to net income	(0.07)	0.01
Non-GAAP EPS	$0.02	$0.16

Adjusted cash from operations:
Cash flows from operating activities	$(58,093)	$(37,075)
Plus: proceeds from Federal ESPC projects	39,598	36,581
Adjusted cash from operations	$(18,495)	$(494)

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
Construction backlog:
Awarded(1)	$1,283,000	$1,293,000
Fully-contracted	753,600	595,600
Total construction backlog	$2,036,600	$1,888,600

Energy assets in development(2)	$549,300	$221,400

	Three Months Ended March 31,
	2019	2018
	(Unaudited)	(Unaudited)
New contracts and awards:
New contracts	$114,000	$135,000
New awards(1)	$155,000	$229,000
(1) Represents estimated future revenues from projects that have been awarded, though the contracts have not yet been signed

(2) Estimated total construction value of all energy assets in construction and development

Non-GAAP Financial Guidance

Adjusted earnings before interest, taxes, depreciation and amortization (adjusted EBITDA):
(in thousands)
Year Ended December 31, 2019
	Low	High
Operating income	$61,000	$67,000
Depreciation and amortization of intangible assets	35,000	36,000
Stock-based compensation	1,000	2,000
Restructuring and other charges	(2,000)	(2,000)
Adjusted EBITDA	$95,000	$103,000

Exhibit A: Non-GAAP Financial Measures
We use the non-GAAP financial measures defined and discussed below to provide investors and others with useful supplemental information to our financial results prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as an alternative to any measure of financial performance calculated and presented in accordance with GAAP. For a reconciliation of these non-GAAP measures to the most directly comparable financial measures prepared in accordance with GAAP, please see Other Non-GAAP Disclosure and Non-GAAP Financial Guidance in the tables above.
We understand that, although measures similar to these non-GAAP financial measures are frequently used by investors and securities analysts in their evaluation of companies, they have limitations as analytical tools, and investors should not consider them in isolation or as a substitute for the most directly comparable GAAP financial measures or an analysis of our results of operations as reported under GAAP. To properly and prudently evaluate our business, we encourage investors to review our GAAP financial statements included above, and not to rely on any single financial measure to evaluate our business.

Adjusted EBITDA and Adjusted EBITDA Margin
We define adjusted EBITDA as operating income before depreciation, amortization of intangible assets, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a variable interest entity ("VIE"). We believe adjusted EBITDA is useful to investors in evaluating our operating performance for the following reasons: adjusted EBITDA and similar non-GAAP measures are widely used by investors to measure a company's operating performance without regard to items that can vary substantially from company to company depending upon financing and accounting methods, book values of assets, capital structures and the methods by which assets were acquired; securities analysts often use adjusted EBITDA and similar non-GAAP measures as supplemental measures to evaluate the overall operating performance of companies; and by comparing our adjusted EBITDA in different historical periods, investors can evaluate our operating results without the additional variations of depreciation and amortization expense, accretion of asset retirement obligations, contingent consideration expense, stock-based compensation expense, restructuring charges, and gain upon deconsolidation of a VIE. We define adjusted EBITDA margin as adjusted EBITDA stated as a percentage of revenue.

Our management uses adjusted EBITDA and adjusted EBITDA margin as measures of operating performance, because they do not include the impact of items that we do not consider indicative of our core operating performance; for planning purposes, including the preparation of our annual operating budget; to allocate resources to enhance the financial performance of the business; to evaluate the effectiveness of our business strategies; and in communications with the board of directors and investors concerning our financial performance.

Non-GAAP Net Income and EPS
We define non-GAAP net income and earnings per share ("EPS") to exclude certain discrete items that management does not consider representative of our ongoing operations, including restructuring charges, gain upon deconsolidation of a VIE and impact from redeemable non-controlling interest. We consider non-GAAP net income and non-GAAP EPS to be important indicators of our operational strength and performance of our business because they eliminate the effects of events that are not part of the Company's core operations.

Adjusted Cash from Operations
We define adjusted cash from operations as cash flows from operating activities plus proceeds from Federal ESPC projects. Cash received in payment of Federal ESPC projects is treated as a financing cash flow under GAAP due to the unusual financing structure for these projects. These cash flows, however, correspond to the revenue generated by these projects. Thus we believe that adjusting operating cash flow to include the cash generated by our Federal ESPC projects provides investors with a useful measure for evaluating the cash generating ability of our core operating business. Our management uses adjusted cash from operations as a measure of liquidity because it captures all sources of cash associated with our revenue generated by operations.